Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Advanced Medical Optics, Inc.:

We consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-108719 and 333-118922) and Form S-8 (Nos. 333-90950, 333-109058, 333-116589 and 333-125305) of Advanced Medical Optics, Inc. of our reports dated March 10, 2005 with respect to the consolidated balance sheets of VISX, Incorporated and subsidiaries as of December 31, 2004 and 2003, and the related consolidated statements of operations, stockholders’ equity and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2004, and related financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2004, and the effectiveness of internal control over financial reporting as of December 31, 2004, which appear in this Current Report on Form 8-K/A.

(signed) KPMG LLP

Mountain View, California

July 12, 2005